 OAKWOOD MORTGAGE INVESTORS, INC. 1995-B              REPORT DATE:  JULY 7, 1997
 OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 21
 REMITTANCE REPORT                                                   Page 1 of 6
 REPORTING MONTH: JUNE 30, 1997



                                     Scheduled Principal Balance of Contracts
 -----------------------------------------------------------------------------------------------------

 Beginning                                                                          Ending            Scheduled
 Principal          Scheduled      Prepaid       Liquidated        Contracts        Principal         Gross
 Balance            Principal      Principal     Principal         Repurchased      Balance           Interest
 ----------------------------------------------------------------------------------------------------------------------------
 155,304,000.66   (402,050.80)   (616,409.87)   (926,714.73)           0.00        153,358,825.26    1,463,898.44
 ============================================================================================================================



                    Scheduled                                                  Amount
    Servicing       Pass Thru             Liquidation        Reserve           Available for
       Fee          Interest              Proceeds           Fund Draw         Distribution
---------------------------------------------------------------------------------------------------
    129,420.00     1,334,478.44            572,437.35          0.00             3,054,796.46
===================================================================================================






                                       Reserve Fund as of Cutoff Date
-------------------------------------------------------------------------------------------------------------


 Beginning                                 Investment       Balance Before     Reserve        Reserve        Balance After
  Balance        Deposits     Distrib.      Interest     Current Distribution  Fund Draw      Fund Deposit   Current Distribution
-----------------------------------------------------------------------------------------------------------------------------------
 376,536.72        0.00      -1,536.72      1,496.21           376,496.21         0.00            0.00          376,496.21
===================================================================================================================================



                                         Reserve Fund Required Balance
                                         --------------------------------------
                                         Before Current    After Current
       Excess                            Distribution      Distribution
----------------------                   --------------------------------------
      1,496.21                           375,000.00          375,000.00
======================                   ======================================





                                              Certificate Account
-------------------------------------------------------------------------------------------------------------------------

 Beginning                       Deposits                                        Investment               Ending
  Balance              Principal           Interest        Distributions          Interest               Balance
-------------------------------------------------------------------------------------------------------------------------
 970,961.73           1,932,301.71       1,463,214.78     (3,440,174.93)           2,782.94             929,086.23
=========================================================================================================================


                         P&I Advances at Distribution Date
 ------------------------------------------------------------------------------

         Beginning             Recovered           Current            Ending
          Balance               Advances           Advances           Balance
 ------------------------------------------------------------------------------


        1,733,904.50          1,512,021.97       1,635,092.79      1,856,975.32
 ==============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B               REPORT DATE:  JULY 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 21
REMITTANCE REPORT
REPORTING MONTH: JUNE 30, 1997                                       Page 2 of 6



Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------

(a) Remittance date on or after April 2000                                                 N


(b) Average 60 day Delinquency rate (less than or equal to) 5%                             Y

(c) Average 30 day Delinquency rate (less than or equal to) 7%                             Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                   April 2000 -Sept. 2001     7%                                           N
                   Oct 2001 -Sept. 2002       8%                                           N
                   Oct 2002 -                 9%                                           N




(e) Current realized loss ratio (less than or equal to) 2.75%                              Y


(f) Are class B principal balances (greater than or equal to) 25.375%

of stated scheduled pool  balance

                Beginning B-1 balance                                     19,650,000.00
                Beginning B-2 balance                                      7,485,958.00


                                                                    --------------------
                                                                          27,135,958.00
                Divided by beginning pool
                balance                                                  155,304,000.66
                                                                    --------------------
                                                                                 17.473%    N
                                                                    ====================




Average 60 day delinquency ratio:


                           Over 60s           Pool Balance            %
                      --------------------------------------------------------
Current Mo                     7,138,514.44          153,358,825.26     4.65%
1st Preceding Mo               6,662,488.82          155,304,000.66     4.29%
2nd Preceding Mo               6,974,660.45          157,257,943.70     4.44%
                                                      Divided by          3
                                                                 -------------
                                                                        4.46%
                                                                 =============



Average 30 day delinquency ratio:

                           Over 30s           Pool Balance            %
                      --------------------------------------------------------

Current Mo                    10,278,460.62          153,358,825.26     6.70%
1st Preceding Mo               9,365,314.19          155,304,000.66     6.03%
2nd Preceding Mo               8,698,581.01          157,257,943.70     5.53%
                                                      Divided by          3
                                                                 -------------
                                                                        6.09%
                                                                 =============

Cumulative loss ratio:

                       Cumulative losses               3,164,729.57
                                         ------------------------
Divided by Initial Certificate Principal             187,144,958.00     1.691%
                                                                 =============




Current realized loss ratio:

                      Liquidation                 Pool
                            Losses               Balance
                      -------------------------------------------

Current Mo                       354,277.38          155,304,000.66
1st Preceding Mo                 311,819.56          157,257,943.70
2nd Preceding Mo                 349,412.57          159,453,493.76
                                                                        2.607%
                                                                 =============


        OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
        OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE:  JULY 7, 1997
        REMITTANCE REPORT                            POOL REPORT # 21
        REPORTING MONTH: JUNE 30, 1997                              Page 3 of 6

                                                                  Delinquency Analysis

                                             31 to 59 days      60 to 89 days        90 days and Over         Total Delinq.
              No. of    Principal                Principal          Principal              Principal                Principal
              Loans     Balance             #    Balance        #   Balance          #     Balance          #       Balance
              --------------------------------------------------------------------------------------------------------------------
Excluding Repos   5,299   148,879,669.48   111   3,077,252.91   38   1,298,281.42     47   1,444,952.74      196    5,820,487.07

        Repos       138     4,479,155.78     2      62,693.27   13     341,808.10    122   4,053,472.18      137    4,457,973.55
              --------------------------------------------------------------------------------------------------------------------

        Total     5,437   153,358,825.26   113   3,139,946.18   51   1,640,089.52    169   5,498,424.92      333   10,278,460.62
              ====================================================================================================================
                                                                                                             6.1%          6.70%
                                                                                                            ======================



                                             Repossession Analysis
     Active Repos                          Reversal        Current Month
     Outstanding                         (Redemption)       Repos                    Cumulative Repos
             Principal                     Principal            Principal                 Principal
    #        Balance          #             Balance      #      Balance            #      Balance
---------------------------------------------------------------------------------------------------------------
     138     4,479,155.78     0            0.00          33     898,315.04         599    16,736,258.37



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                     POOL REPORT # 21
REPORTING MONTH: JUNE 30, 1997                        Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                  Liquidated                                                 Net                   Net       Current
Account  Customer  Principal    Sales      Insur.    Total   Repossession Liquidation  Unrecov.  Pass Thru   Period Net Cumulative
Number     Name     Balance   Proceeds     Refunds  Proceeds   Expenses    Proceeds    Advances  Proceeds   Gain/(Loss) Gain/(Loss)
-----------------------------------------------------------------------------------------------------------------------------------
075019-0 HARVISTON 32,714.39   30,400.00   1175.33  31,575.33  14,410.81   17,164.52   8,799.21   8,365.31 (24,349.08)
072984-8 HAINES    30,485.29   33,000.00      0.00  33,000.00   1,340.00   31,660.00   4,284.17  27,375.83  (3,109.46)
076873-9 DIAL      23,512.79   27,008.00    534.21  27,542.21   3,580.29   23,961.92   1,248.45  22,713.47    (799.32)
074690-9 SHAW      61,437.10   54,250.00  2,812.20  57,062.20  12,177.43   44,884.77   9,289.98  35,594.79 (25,842.31)
078362-1 SMITH     19,901.41   19,600.00    432.29  20,032.29   1,520.00   18,512.29   1,340.34  17,171.95  (2,729.46)
075741-9 BURNWELL  14,353.50   14,790.00    365.44  15,155.44   3,575.05   11,580.39   2,813.80   8,766.59  (5,586.91)
074298-1 BAUGHAM   19,003.86   14,700.00    895.80  15,595.80   1,066.00   14,529.80   1,824.16  12,705.64  (6,298.22)
075949-8 GODWIN    29,034.03   29,900.00    638.56  30,538.56   1,172.00   29,366.56   2,906.64  26,459.92  (2,574.11)
072439-3 COLLINS   25,180.19   26,300.00    533.67  26,833.67   3,805.57   23,028.10   2,847.87  20,180.23  (4,999.96)
073995-3 ARTIS     26,720.57   25,300.00    966.11  26,266.11   5,543.10   20,723.01   2,980.70  17,742.31  (8,978.26)
076091-8 DUNLAP    20,292.03   20,400.00      0.00  20,400.00   3,440.52   16,959.48   2,305.71  14,653.77  (5,638.26)
073512-6 TODD      30,262.01   29,100.00    960.36  30,060.36   3,900.00   26,160.36   2,699.52  23,460.84  (6,801.17)
073130-7 VILLAREAL 66,022.79   56,100.00  1,945.87  58,045.87  11,707.31   46,338.56   6,935.80  39,402.76 (26,620.03)
073256-0 BROWN     38,204.90   34,900.00  1,071.99  35,971.99   5,910.78   30,061.21   4,419.60  25,641.61 (12,563.29)
072902-0 SMITH     26,113.26   25,000.00  1,164.38  26,164.38   7,457.63   18,706.75   2,781.20  15,925.55 (10,187.71)
072846-9 COIL      25,147.64   23,700.00  1,439.90  25,139.90   4,136.00   21,003.90   3,552.34  17,451.56  (7,696.08)
075612-2 MERRITT   46,176.11   42,700.00  1,657.02  44,357.02   6,376.15   37,980.87   6,380.01  31,600.86 (14,575.25)
071676-1 DEVANE    14,671.37    3,000.00    334.29   3,334.29     300.00    3,034.29   1,538.64   1,495.65 (13,175.72)
072389-0 WYATT      7,670.12    4,150.00  1,074.39   5,224.39     415.00    4,809.39   1,355.70   3,453.69  (4,216.43)
074511-7 HERTZ      8,959.54    2,200.00    315.92   2,515.92       0.00    2,515.92   1,404.08   1,111.84  (7,847.70)
075815-1 MOSES     15,518.71    4,000.00    751.95   4,751.95       0.00    4,751.95   2,779.76   1,972.19 (13,546.52)
074603-2 FLANAGAN  30,159.17   26,500.00  2,054.69  28,554.69   2,793.50   25,761.19   4,523.28  21,237.91  (8,921.26)
073580-3 HAISLIP   51,455.43   37,717.28      0.00  37,717.28   9,326.06   28,391.22  10,582.74  17,808.48 (33,646.95)
077913-2 SALMERON  51,961.53   29,208.08      0.00  29,208.08   4,401.86   24,806.22   8,320.65  16,485.57 (35,475.96)
075801-1 FLETCHER  28,338.34   25,900.00  1,514.77  27,414.77   4,272.89   23,141.88   3,266.73  19,875.15  (8,463.19)
074066-2 HOLMES    21,656.42   19,500.00  2,116.98  21,616.98   1,449.45   20,167.53   3,615.43  16,552.10  (5,104.32)
077695-5 ASBURY    23,666.01   20,300.00    545.24  20,845.24   4,646.00   16,199.24   3,486.96  12,712.28 (10,953.73)
071443-6 LAWWILL   24,117.42   20,000.00  1,262.93  21,262.93   4,337.76   16,925.17   3,216.90  13,708.27 (10,409.15)
073340-2 BURBAUGH  35,604.87   32,500.00    570.02  33,070.02   4,458.14   28,611.88   4,764.60  23,847.28 (11,757.59)
075626-2 ALDERSON  47,811.70   46,900.00  2,074.74  48,974.74   8,202.20   40,772.54   6,995.52  33,777.02 (14,034.68)
073012-7 BERRY     30,562.23   29,400.00  1,101.89  30,501.89   4,154.61   26,347.28   3,160.35  23,186.93  (7,375.30)
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
                                                         0.00                   0.00                  0.00       0.00
        ============================================================================================================================
                  926,714.73  808,423.36 30,310.94 838,734.30 139,876.11  698,858.19 126,420.84 572,437.35(354,277.38)(3,164,729.57)
        ============================================================================================================================


                              28                                                                                             2%
                                                                                                                  ==================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                     POOL REPORT # 21
REPORTING MONTH: JUNE 30, 1997                        Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original       Beginning      Current      Accelerated                Ending              Principal Paid
             Cert.         Certificate    Certificate    Principal      Principal   Writedown   Certificate     Pool     Per $1,000
             Class          Balances       Balances       Payable      Distribution  Amounts     Balances      Factor   Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                        52,393,000.00  20,552,042.66 (1,945,175.40)     0.00        0.00    18,606,867.26   35.51403%    94.65
A-1 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00

A-2                        62,169,000.00  62,169,000.00          0.00      0.00        0.00    62,169,000.00  100.00000%     0.00
A-2 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00

A-3                        29,540,000.00  29,540,000.00          0.00      0.00        0.00    29,540,000.00  100.00000%     0.00
A-3 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00

A-4                        15,907,000.00  15,907,000.00          0.00      0.00        0.00    15,907,000.00  100.00000%     0.00
A-4 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00

B-1                        19,650,000.00  19,650,000.00          0.00      0.00        0.00    19,650,000.00  100.00000%     0.00
B-1 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00

B-2                         7,485,958.00   7,485,958.00          0.00      0.00        0.00     7,485,958.00  100.00000%     0.00
B-2 Outstanding Writedown           0.00           0.00          0.00      0.00        0.00             0.00    0.00         0.00


                          ----------------------------------------------------------------------------------

                          187,144,958.00 155,304,000.66 (1,945,175.40)     0.00        0.00   153,358,825.26
                          ==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 7, 1997
REMITTANCE REPORT                                     POOL REPORT # 21
REPORTING MONTH: JUNE 30, 1997
                                                      Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                    Interest Paid
           Certificate  Remittance   Beginning     Current        Total     Interest        Ending   Per $1,000   Cert.    TOTAL
              Class        Rate       Balance      Accrual         Paid     Shortfall      Balance  Denomination  Class DISTRIBUTION
                         -----------------------------------------------------------------------------------------------------------
A-1                        6.25%           0.00   107,041.89    107,041.89       0.00         0.00        5.21    A-1   2,052,217.29
A-1  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
A-1  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

A-2                        6.45%           0.00   334,158.38    334,158.38       0.00         0.00        5.38    A-2     334,158.38
A-2  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
A-2  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

A-3                        6.90%           0.00   169,855.00    169,855.00       0.00         0.00        5.75    A-3     169,855.00
A-3  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
A-3  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

A-4                        7.50%           0.00    99,418.75     99,418.75       0.00         0.00        6.25    A-4      99,418.75
A-4  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
A-4  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

B-1                        7.55%           0.00   123,631.25    123,631.25       0.00         0.00        6.29    B-1     123,631.25
B-1  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
B-1  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

B-2                        8.65%           0.00    53,961.28     53,961.28       0.00         0.00        7.21    B-2      53,961.28
B-2  Carryover Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00
B-2  Writedown Interest    0.00            0.00         0.00          0.00       0.00         0.00        0.00

X                                  2,810,452.44   446,411.90     92,134.52 354,277.38 3,164,729.82                 X       92,134.52

R                                          0.00         0.00          0.00       0.00         0.00                 R

Service Fee                                0.00   129,420.00    129,420.00       0.00         0.00                        129,420.00
                             ---------------------------------------------------------------------                     -------------

                                   2,810,452.44 1,463,898.44  1,109,621.06 354,277.38 3,164,729.82                      3,054,796.46

Less Reserve Fund Deposit                                             0.00                                                      0.00
                                                            --------------                                             -------------

                                                              1,109,621.06                                              3,054,796.46
                                                            ==============                                             =============